EXHIBIT 10.2

Technical Support Service Agreement

Party A： Guangzhou Yunchuan Information Technology Co., Ltd

Legal representative: Chen Xiaobin

Address: Room 2778, Room 1104, No. 47, Qiaolin Street, Tianhe North Road, Tianhe District, Guangzhou

Party B： Savmobi Technology, Inc.

Director：Ma Hongyu

Address：Room 502, Unit 1, Building 108, Red Star Dalian Development Zone Dalian, Liaoning China

Given that Party A is a client of Party B, Party B is a technical consultant and service provider. Based on the principle of equality, mutual benefit and common development, both parties have reached an agreement (hereinafter referred to as the “Agreement”), whereas Party A engages Party B for provision of technical support services to Party A, and shall jointly abide by it.

Article One	Services

1．	Party B provides Party A with commercial mobile technical support service dedicated to the data platform.

2．	Party B shall provide Party A with technical support services 7×24 hours per week within the period of this agreement. The response time should be within 4 hours after receiving the service request.

Article Two	Fee and Payment

1．	Party B will provide the company’s bank account as receiving account for Party A to settle service fee.

2．	Party B’s service fee is USD5,000 per month. Party A shall pay the service fee to the bank account designated by Party B.

Article Three	Liability for breach of agreement

1．	Party A is responsible for ensuring that the service fee is settled in full to Party B. If Party A fails to settle the full amount, Party B has the right to charge a daily late fee of 0.5% of the unpaid payment; at the same time, Party B has the right to terminate the technical support service any time.

2．	Party B shall provide technical services on time when Party A has paid the fees in full and on time. If Party B cannot provide the services on time, it shall bear any loss and damages incurred. Party A can request Party B to refund the payment in full and terminate this agreement after 10 working days that Party B cannot provide the services.

1

3．	Party A and Party B shall not disclose the content of the agreement to a third party without the written confirmation of the other party. The breaching party will be responsible for all direct and indirect economic losses arising from the payment of the other party.

Article Four	Modification, supplementation, interpretation and dispute resolution of the agreement

1．	Any modification or supplement to this agreement must be agreed by both parties and made in writing, and constitute an effective part of this agreement, and the supplementary agreement has the same legal effect as this agreement.

2．	If there is a dispute over the understanding of any clause of this agreement, the actual meaning of the terms of the agreement should be determined in accordance with the purpose of this agreement, the sentences used, the relevant clauses, trading habits and the principle of good faith.

3．	The parties shall attempt to resolve any dispute arising out of or relating to this agreement through negotiations. If the matter is not resolvable by negotiation, the parties shall attempt to resolve the dispute through the People’s Court, where Party A is located.

Article Five	Terms of agreement

1．	This agreement will be effective from the date when the authorized representatives of both parties sign and affix the official seal, and the period of validity is 1 year.

2．	During the validity period of this agreement, if any party needs to terminate the agreement before, one party should give the other party notification at least 30 days in advance.

Article Six	Others

1．	Designated Bank information：

a)	Bank name：redacted

b)	Bank address开户银行地址: redacted

c)	Bank SWIFTCODE：redacted

d)	Account name：redacted

e)	Account number：redacted

(Signing page follows)

2

(This is a signing page)

Party A：Guangzhou Yunchuan Information Technology Co., Ltd.

Signature：	/s/ Chen Xiaobin
Chen Xiaobin

Date： 2021/02/01

Party B： Savmobi Technology, Inc.

Signature：	/s/ Ma Hongyu
Ma Hongyu

Date： 2021/02/01

3